             FIRST FEDERAL BANCORPORATION
                1998 STOCK OPTION PLAN

         _____________________________________

         Agreement for Incentive Stock Options

         _____________________________________


     STOCK OPTION (the "Option") for a total of _______ shares of Common Stock, par value $.01 per share, of First Federal Bancorporation (the "Company"), which Option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), is hereby granted to ______________ (the "Optionee") at the price set forth herein, and in all respects subject to the terms, definitions and provisions of the First Federal Bancorporation 1998 Stock Option Plan (the "Plan") which was adopted by the Company and which is incorporated by reference herein, receipt of which is hereby acknowledged.

     1. Exercise Price. The exercise price per share is $_______, which equals 100% */ of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this Option.

     2. Exercise of Option. This Option shall be exercisable in accordance with the Plan and the following provisions:

     (i) Schedule of rights to exercise. Each Option grant shall be vested and exercisable with respect to 50% of the Optioned Shares on the date of the grant, and shall become vested and exercisable with respect to the remaining 50% on the Optionee's completion of one Year of Service after the grant date, provided, that this Option shall not be exercisable prior to the approval of the Plan by the Company's shareholders.

     (ii) Method of Exercise. This Option shall be exercisable by a written notice by the Optionee which shall:

     (a) state the election to exercise the Option, the number of shares with respect to which it is being exercised, and the Optionee's address and Social Security Number;

     (b) contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

     (c) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied

____________
*/ 110% in the case of an Optionee who owns shares representing more than 10% of the outstanding common stock of the Company on the date of grant of this Option.
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ISO Agreement
Page 2

     by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

     (d) be in writing and delivered in person or by certified mail to the Treasurer of the Company.

     Payment of the purchase price of any shares with respect to which the Option is being exercised shall be by cash, Common Stock, or such combination of cash and Common Stock as the Optionee elects. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

     (iii) Restrictions on exercise. This Option may not be exercised if the issuance of the shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     3. Withholding. The Optionee hereby agrees that the exercise of the Option or any installment thereof will not be effective, and no shares will become transferable to the Optionee, until the Optionee makes appropriate arrangements with the Company for such tax withholding as may be required of the Company under federal, state, or local law on account of such exercise.

     4. Non-transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     5. Term of Option. This Option may not be exercisable for more than ten **/ years from the date of grant of this Option, as stated below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.


_______________________   FIRST FEDERAL BANCORPORATION
Date of Grant             1998 STOCK OPTION PLAN COMMITTEE


                          By: __________________________________
                              Authorized Member of the Committee

                          Witness: _____________________________

______________
**/ Five years in the case of an Optionee who owns shares representing more than 10% of the outstanding common stock of the Company on the date of grant of this Option.

             FIRST FEDERAL BANCORPORATION
                1998 STOCK OPTION PLAN

             ____________________________

                 Form for Exercise of
                Incentive Stock Options

             ____________________________


Treasurer
First Federal Bancorporation
214 5th Street
Bemidji, Minnesota  56601

     Re:  First Federal Bancorporation 1998 Stock Option Plan
          ---------------------------------------------------

Dear Sir:

     The undersigned elects to exercise the Incentive Stock
Option to purchase __________ shares, par value $.01, of Common Stock of First Federal Bancorporation under and pursuant to a Stock Option Agreement dated _______________, 199__.

     Delivered herewith is a certified or bank cashier's or teller's check and/or shares of Common Stock, valued at the fair market value of the stock on the date of exercise, as set forth below.

          $_______   of cash or check
          $_______   in the form of _______ shares of Common
                     Stock, valued at $____ per share

          $          TOTAL
           =======

     The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person is as follows:

Name ___________________________________________________________
Address ________________________________________________________
Social Security Number _________________________________________

_______________
     Date
                         Very truly yours,

                          ____________________________

             FIRST FEDERAL BANCORPORATION
                1998 STOCK OPTION PLAN

         __________________________________________

         Agreement for Non-Incentive Stock Options
         __________________________________________


     STOCK OPTION (the "Option") for a total of _______ shares of Common Stock, par value $.01 per share, of First Federal Bancorporation (the "Company"), which Option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), is hereby granted to ______________ (the "Optionee") at the price set forth herein, and in all respects subject to the terms, definitions and provisions of the First Federal Bancorporation 1998 Stock Option Plan (the "Plan") which was adopted by the Company and which is incorporated by reference herein, receipt of which is hereby acknowledged.

     1. Exercise Price. The exercise price per share is $_______, which equals 100% of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this Option.

     2. Exercise of Option. This Option shall be exercisable in accordance with the Plan and the following provisions:

     (i) Schedule of rights to exercise. Each Option grant shall be vested and exercisable with respect to 50% of the Optioned Shares on the date of the grant, and shall become vested and exercisable with respect to the remaining 50% on the Optionee's completion of one Year of Service after the grant date, provided, that this Option shall not be exercisable prior to the approval of the Plan by the Company's shareholders.

     (ii) Method of Exercise. This Option shall be exercisable by a written notice by the Optionee which shall:

     (a) state the election to exercise the Option, the number of shares with respect to which it is being exercised, and the Optionee's address and Social Security
     Number;

     (b) contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

     (c) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

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Non-ISO Agreement
Page 2

     (d) be in writing and delivered in person or by certified mail to the Treasurer of the Company.

     Payment of the purchase price of any shares with respect to which the Option is being exercised shall be by cash, Common Stock, or such combination of cash and Common Stock as the Optionee elects. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

     (iii) Restrictions on exercise. This Option may not be exercised if the issuance of the shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     3. Withholding. The Optionee hereby agrees that the exercise of the Option or any installment thereof will not be effective, and no shares will become transferable to the Optionee, until the Optionee makes appropriate arrangements with the Company for such tax withholding as may be required of the Company under federal, state, or local law on account of such exercise.

     4. Non-transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     5. Term of Option. This Option may not be exercisable for more than ten years from the date of grant of this Option, as stated below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

_______________________   FIRST FEDERAL BANCORPORATION
Date of Grant             1998 STOCK OPTION PLAN COMMITTEE


                          By: __________________________________
                              Authorized Member of the Committee

                          Witness: _____________________________

             FIRST FEDERAL BANCORPORATION
                1998 STOCK OPTION PLAN

             ____________________________

                 Form for Exercise of
             Non-Incentive Stock Options

             ____________________________


Treasurer
First Federal Bancorporation
214 5th Street
Bemidji, Minnesota  56601

     Re:  First Federal Bancorporation 1998 Stock Option and
          Incentive Plan
          --------------------------------------------------

Dear Sir:

     The undersigned elects to exercise the Incentive Stock
Option to purchase __________ shares, par value $.01, of Common Stock of First Federal Bancorporation under and pursuant to a Stock Option Agreement dated _______________, 199__.

     Delivered herewith is a certified or bank cashier's or teller's check and/or shares of Common Stock, valued at the fair market value of the stock on the date of exercise, as set forth below.

          $_______   of cash or check
          $_______   in the form of _______ shares of Common
                     Stock, valued at $____ per share

          $          TOTAL
           =======

     The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person is as follows:

Name ___________________________________________________________
Address ________________________________________________________
Social Security Number _________________________________________

_______________
     Date
                         Very truly yours,

                         ____________________________